Exhibit D

                             CSW International, Inc.
                        Consolidated Statement of Income
                   For the Twelve Months Ended March 31, 2000
                                   (Unaudited)
                                    ($000's)


Operating Revenues
    Electric revenues                                  $ 1,433,218
    Other diversified                                      283,994
                                                     --------------

                                                         1,717,212

Operating Expenses
    Cost of electric sales                                 913,879
    General and administrative                             256,613
    Depreciation and amortization                          129,672
    Other diversified                                      221,612
                                                     --------------

                                                         1,521,776
                                                     --------------

Operating Income                                           195,436

Other Income and (Deductions)
    Investment income                                       33,533
    Interest income                                         15,502
    Interest expense                                      (111,264)
                                                     --------------

                                                           (62,229)
                                                     --------------

Income Before Income Taxes                                 133,207

Provision for Income Taxes                                  16,808
                                                     --------------

Net Income                                               $ 116,399
                                                     ==============